Exhibit 99.1

USA Truck Reports Third Quarter 2017 Results

●	3Q17 net income of $0.4 million, or $0.05 per diluted share, versus 3Q16 net loss of ($0.7) million, or ($0.09) per diluted share; first profitable quarter since 2015
●	3Q17 consolidated operating revenue increased 8.3% to $114.2 million from $105.5 million in 3Q16; first positive year-over-year change in quarterly revenue since 2014
●	Sequential progress in key measures during 3Q17, including base revenue per loaded mile, base revenue per seated tractor, deadhead percentage, and average unseated tractor count
●	Company expects sequential and year-over-year improved financial performance in 4Q17

Van Buren, AR – November 2, 2017 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three and nine months ended September 30, 2017.

For the quarter ended September 30, 2017, consolidated operating revenue was $114.2 million compared to $105.5 million for the prior year period. Base revenue, which excludes fuel surcharge revenue, was $102.4 million compared to $94.7 million for the 2016 period. The Company reported net income of $0.4 million, or $0.05 per diluted share for the third quarter of 2017, compared to a net loss of ($0.7) million, or ($0.09) per diluted share, for the same quarter in 2016. The Company’s third quarter 2017 consolidated operating ratio was 98.4%, improved from 100.0% in the third quarter 2016.

President and CEO James Reed commented, “We believe these results show that we are capable of making and keeping our commitments to progress. I personally thank the whole team at USA Truck for their shared commitment to these results. We expect to improve results through disciplined network management and pricing, enhanced partnership with customers, and improved execution in our day-to-day operations, in conjunction with our ongoing safety initiatives. While we are pleased to report positive net income, it is important for all of us to recognize that the turnaround is still in its beginning stages and our expectations are for further improvement throughout 2018.”

Trucking: For the third quarter of 2017, Trucking operating revenue increased $3.1 million, or 4.2%, year-over-year, to $76.5 million, compared to third quarter of 2016.  This was primarily due to a 7.6% increase in base revenue per loaded mile, partially offset by a 4.2% decrease in loaded miles.  Trucking operating loss was ($1.2) million for the 2017 period compared to ($1.5) million for the 2016 period.  This loss was primarily driven by the combination of rising fuel costs throughout the quarter, elevated driver recruiting expenses, and underutilization of our tractors relative to desired levels; however, these headwinds were offset by our improving yield, as we continue to work on refining the network.

We remain intensely focused on improving Trucking operating results, and driving operational improvements with the goal of positioning us for long-term success. The following areas are specific areas of focus for our Trucking operations:

●

Yield improvements: We have seen our base rate per loaded mile increase 7.6% to $1.856 in 3Q17 from $1.725 in 3Q16 and a 5.3% increase sequentially over 2Q17, indicating that our network engineering initiatives have begun to take hold. The hurricanes in Texas and Florida positively impacted this rate increase by approximately $0.01, primarily due to repositioning of empty trucks related to the freight imbalance in the affected areas.

●	Base revenue per seated tractor increased $130 per week, or 4.3% when compared to 3Q16, and $81 per week, or 2.7% when compared to 2Q17.

●

Miles per seated tractor per week decreased 82 miles per tractor, or 4.1%, when compared to 3Q16, and 63 miles per tractor, or 3.2%, sequentially over 2Q17. However, deadhead percentage for 3Q17 improved by 90 basis points when compared to 3Q16 and 50 basis points sequentially over 2Q17.

●

Seated tractors: Our average unseated tractor percentage for 3Q17 was 6.5%, which represents a 150 basis point sequential improvement. The average seated tractor count was 1,628, which represented a 5.2% increase over our 4Q16 average of 1,547. The driver market continues to be challenging, and remains a significant area of emphasis throughout the organization.

Drive gross margin of USAT Logistics: USAT Logistics operational performance continued to improve throughout 3Q17. Operating revenue was $37.8 million, up 17.7% versus 3Q16 and up 5.5% sequentially over 2Q17. Gross margin increased 130 basis points to 20.2% compared to 18.9% in 3Q16. USAT Logistics saw higher quarterly volumes when compared to the same period last year, driven primarily by increased spot market freight due to favorable movement in industry demand relative to capacity. While this market dynamic has been a positive one for USAT Logistics, we remain committed to our plan of building strong long-term customer relationships through superior service and competitive pricing.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Trucking:
Operating revenue (in thousands)	$76,450	$73,367	$218,275	$224,573
Operating loss (in thousands) (1)	$(1,194)	$(1,505)	$(13,165)	$(8,607)
Operating ratio (2)	101.6%	102.1%	106.0%	103.8%
Adjusted operating ratio (3)	101.8%	102.3%	106.6%	101.5%
Total miles (in thousands) (4)	41,081	43,365	122,365	132,216
Deadhead percentage (5)	12.3%	13.2%	12.8%	12.8%
Base revenue per loaded mile	$1.856	$1.725	$1.787	$1.743
Average number of in-service tractors (6)	1,742	1,742	1,722	1,797
Average number of seated tractors (7)	1,628	1,648	1,591	1,717
Average miles per seated tractor per week	1,920	2,002	1,972	1,967
Base revenue per seated tractor per week	$3,127	$2,997	$3,074	$2,992
Average loaded miles per trip	546	590	561	582

USAT Logistics:
Operating revenue (in thousands)	$37,785	$32,091	$104,988	$101,391
Operating income (in thousands) (1)	$2,998	$1,547	$5,604	$5,729
Gross margin (in thousands) (8)	$7,619	$6,050	$19,598	$19,481
Gross margin percentage (9)	20.2%	18.9%	18.7%	19.2%

(1)	Operating income (loss) is calculated by deducting operating expenses from operating revenue.
(2)	Operating ratio is calculated as operating expenses as a percentage of operating revenue.
(3)

Adjusted operating ratio is calculated as operating expenses less restructuring, impairment and other costs, and severance costs included in salaries, wages and employee benefits, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue. See GAAP to non-GAAP reconciliations below.

(4)	Total miles include both loaded and empty miles.
(5)	Deadhead percentage is calculated by dividing empty miles into total miles.
(6)	Tractors include company-operated tractors in service, plus tractors operated by independent contractors.
(7)	Seated tractors are those occupied by drivers.
(8)	Gross margin is calculated by deducting purchased transportation expense from USAT Logistics operating revenue.
(9)	Gross margin percentage is calculated gross margin divided by USAT Logistics operating revenue.

	Three Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Base loaded rate per mile	$1.856	$1.762	$1.740	$1.754	$1.725

Balance Sheet and Liquidity

As of September 30, 2017, our total debt and capital lease obligations was $120.9 million, our total debt and capital lease obligations, net of cash (“Net Debt”), was $120.7 million and our stockholders’ equity was $51.5 million. Net Debt to Adjusted EBITDA(a) decreased sequentially to 5.8x compared with 6.4x as of June 30, 2017. The Company had approximately $45.4 million available under its credit facility as of September 30, 2017. The Company anticipates a modest capital expenditure plan for the remainder of 2017; therefore, we expect free cash flow will be directed toward the repayment of debt.

Third Quarter 2017 Conference Call Information

USA Truck will hold a conference call to discuss its third quarter 2017 results on November 3, 2017 at 8:00 AM CT / 9:00 AM ET. To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International). A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu. For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu. A telephone replay of the call will also be available through November 10, 2017, and may be accessed by calling 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and by referencing conference ID #10113231.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC. The terms base revenue, “Net Debt”, “EBITDA”, “Adjusted EBITDA”, “Adjusted operating ratio”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Net Debt as total debt and capital lease obligations, net of cash. The Company defines EBITDA as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit) and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation, impairments on assets held for sale, and severance costs included in salaries, wages and employee benefits. Adjusted operating ratio is calculated as operating expenses less restructuring, impairment and other costs and severance costs included in salaries, wages and employee benefits, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue. Adjusted earnings (loss) per diluted share is defined as net income (loss) per share plus the per share impact of restructuring, impairment and other, and severance costs included in salaries, wages and employee benefits, less the per share tax impact of those adjustments using a statutory income tax rate. The per share impact of each item is determined by dividing it by the weighted average diluted shares outstanding. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings (loss) per diluted share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings (loss) per diluted share are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin ratio, diluted earnings per share, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings (loss) per diluted share to GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release. As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “strategy,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America. Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach to supply chain management including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services. For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Company Contact

USA Truck, Inc.

Jason Bates, EVP & CFO

(479) 471-2672

jason.bates@usa-truck.com

Jimmie Acklen, Investor Relations

(479) 471-3430

jimmie.acklen@usa-truck.com

USA TRUCK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue
Operating revenue	$114,235	$105,458	$323,263	$325,964

Operating expenses
Salaries, wages and employee benefits	29,813	29,131	89,674	92,332
Fuel and fuel taxes	11,759	10,932	33,012	32,512
Depreciation and amortization	6,790	7,411	21,313	22,282
Insurance and claims	5,344	5,620	19,236	15,826
Equipment rent	2,703	1,861	7,449	5,582
Operations and maintenance	8,259	8,170	22,780	27,682
Purchased transportation	42,543	37,218	120,951	111,650
Operating taxes and licenses	972	1,003	2,946	3,384
Communications and utilities	679	673	1,943	2,404
Gain on disposal of assets, net	(215)	(181)	(551)	(759)
Restructuring, impairment and other costs	--	--	--	5,264
Other	3,784	3,578	12,071	10,683
Total operating expenses	112,431	105,416	330,824	328,842
Operating income (loss)	1,804	42	(7,561)	(2,878)

Other expenses
Interest expense, net	970	913	2,922	2,209
Other, net	86	87	311	423
Total other expenses, net	1,056	1,000	3,233	2,632
Income (loss) before income taxes	748	(958)	(10,794)	(5,510)
Income tax expense (benefit)	339	(224)	(3,469)	(1,623)

Net income (loss) and comprehensive income (loss)	$409	$(734)	$(7,325)	$(3,887)

Net earnings (loss) per share
Average shares outstanding (basic)	8,027	8,069	8,029	8,736
Basic earnings (loss) per share	$0.05	$(0.09)	$(0.91)	$(0.44)

Average shares outstanding (diluted)	8,039	8,069	8,029	8,736
Diluted earnings (loss) per share	$0.05	$(0.09)	$(0.91)	$(0.44)

GAAP TO NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollar amounts in thousands, except per share amounts) ADJUSTED EARNINGS (LOSS) BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Net income (loss)	$409	$(2,846)	$(4,890)	$(3,812)
Add:
Depreciation and amortization	6,790	6,879	7,644	7,672
Income tax expense (benefit)	339	(1,198)	(2,610)	(1,896)
Interest expense, net	970	950	1,003	969

EBITDA	8,508	3,785	1,147	2,933
Add:
Non-cash equity compensation	137	131	21	281
Impairment on assets held for sale	--	--	--	2,839
Severance costs included in salaries, wages and employee benefits	31	82	817	142

Adjusted EBITDA	$8,676	$3,998	$1,985	$6,195

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Earnings (loss) per diluted share	$0.05	$(0.09)	$(0.91)	$(0.44)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	--	--	0.12	0.08
Restructuring, impairment and other costs	--	--	--	0.60
Income tax effect of adjustments	--	--	(0.04)	(0.26)
Adjusted earnings (loss) per diluted share	$0.05	$(0.09)	$(0.83)	$(0.02)

ADJUSTED OPERATING RATIO RECONCILIATION

(UNAUDITED)

(dollar amounts in thousands)

Consolidated	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating revenue	$114,235	$105,458	$323,263	$325,964
Less: fuel surcharge revenue	11,849	10,797	35,011	29,773
Base revenue	102,386	94,661	288,252	296,191
Operating expense	112,431	105,416	330,824	328,842
Adjusted for:
Restructuring, impairment and other costs	--	--	--	(5,264)
Severance costs included in salaries, wages and employee benefits	(31)	--	(930)	(697)
Fuel surcharge revenue	(11,849)	(10,797)	(35,011)	(29,773)
Adjusted operating expense	$100,551	$94,619	$294,883	$293,108
Operating ratio	98.4%	100.0%	102.3%	100.9%
Adjusted operating ratio	98.2%	100.0%	102.3%	99.0%

Trucking Segment	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$76,811	$73,644	$219,013	$225,430
Less: intersegment eliminations	361	277	738	857
Operating revenue	76,450	73,367	218,275	224,573
Less: fuel surcharge revenue	9,540	8,451	27,555	23,499
Base revenue	66,910	64,916	190,720	201,074
Operating expense	77,644	74,872	231,440	233,180
Adjusted for:
Restructuring, impairment and other costs	--	--	--	(4,848)
Severance costs included in salaries, wages and employee benefits	(23)	--	(665)	(697)
Fuel surcharge revenue	(9,540)	(8,451)	(27,555)	(23,499)
Adjusted operating expense	$68,081	$66,421	$203,220	$204,136
Operating ratio	101.6%	102.1%	106.0%	103.8%
Adjusted operating ratio	101.8%	102.3%	106.6%	101.5%

USAT Logistics Segment	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$41,907	$33,476	$111,435	$106,473
Less: intersegment eliminations	4,122	1,385	6,447	5,082
Operating revenue	37,785	32,091	104,988	101,391
Less: fuel surcharge revenue	2,309	2,346	7,456	6,274
Base revenue	35,476	29,745	97,532	95,117
Operating expense	34,787	30,544	99,384	95,662
Adjusted for:
Restructuring, impairment and other costs	--	--	--	(416)
Severance costs included in salaries, wages and employee benefits	(8)	--	(265)	--
Fuel surcharge revenue	(2,309)	(2,346)	(7,456)	(6,274)
Adjusted operating expense	$32,470	$28,198	$91,663	$88,972
Operating ratio	92.1%	95.2%	94.7%	94.3%
Adjusted operating ratio	91.5%	94.8%	94.0%	93.5%

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash	$193	$122
Accounts receivable, net of allowance for doubtful accounts of $1,047 and $608, respectively	58,814	55,127
Other receivables	3,509	6,986
Inventories	427	413
Assets held for sale	622	4,661
Prepaid expenses and other current assets	3,451	6,187
Total current assets	67,016	73,496
Property and equipment:
Land and structures	32,493	31,500
Revenue equipment	254,462	269,953
Service, office and other equipment	25,256	25,295
Property and equipment, at cost	312,211	326,748
Accumulated depreciation and amortization	(117,206)	(106,465)
Property and equipment, net	195,005	220,283
Other assets	1,024	1,189
Total assets	$263,045	$294,968
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,399	$18,779
Current portion of insurance and claims accruals	11,736	10,665
Accrued expenses	7,665	7,533
Current maturities of capital leases	15,021	16,742
Insurance premium financing	--	3,943
Total current liabilities	63,821	57,662
Deferred gain	531	652
Long-term debt	77,500	96,600
Capital leases, less current maturities	28,382	35,133
Deferred income taxes	31,890	37,775
Insurance and claims accruals, less current portion	9,424	8,558
Total liabilities	211,548	236,380
Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $.01 par value; 1,000,000 shares authorized; none issued	--	--
Common Stock, $.01 par value; 30,000,000 shares authorized; issued 12,149,376 shares, and 12,156,376 shares, respectively	121	122
Additional paid-in capital	68,498	68,375
Retained earnings	50,638	57,963
Less treasury stock, at cost (3,853,064 shares, and 3,849,815 shares, respectively)	(67,760)	(67,872)
Total stockholders’ equity	51,497	58,588
Total liabilities and stockholders’ equity	$263,045	$294,968